Exhibit 99.1

SB Financial Group Announces Second Quarter 2026 Results

DEFIANCE, OH, July 23, 2026 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the quarter ended June 30, 2026.

Second Quarter 2026 Highlights compared to the second quarter of the prior year include:

●	Net Income, GAAP net income and Diluted Earnings per Share (“DEPS”) were $4.5 million, or $0.72 per DEPS, an improvement from the $3.9 million, or $0.60 per DEPS in the prior-year quarter. Net income, adjusted for Originated Mortgage Servicing Rights (“OMSR”) and merger costs, was $4.5 million, up 21.8 percent compared to $3.7 million for the prior-year period. Adjusted DEPS of $0.73 was also up 25.9 percent from the adjusted prior-year.

●	Total loans reached $1.19 billion, reflecting an increase of $94.8 million, or 8.7 percent, from the prior-year quarter and an improvement of $8.4 million, or 0.71 percent, from the linked quarter. This performance marks SBFG's ninth consecutive quarter of expansion in our loan portfolio.

●	Total deposits climbed to $1.39 billion, increasing by $141.3 million, or 11.3 percent, from the prior-year quarter, and up $19.3 million, or 1.4 percent, from the linked quarter.

●	Tangible book value (“TBV”) per common share finished the quarter at $19.04, climbing $2.60 per share, or 15.8 percent, from $16.44 in the prior-year quarter. Adjusted tangible book value excluding AOCI advanced to $22.57 at quarter end.

Six months ended June 30, 2026 Highlights compared to the same period of the prior-year:

●	GAAP net income increased to $8.8 million, a 46.3 percent expansion compared to the $6.0 million reported for the previous six months, and diluted EPS was $1.41, an improvement of 51.6 percent from $0.93.

●	Net interest income rose to $25.7 million, representing a 9.7 percent improvement from the $23.4 million reported in the prior-year period.

●	Noninterest income increased by 5.9 percent to $9.7 million compared to $9.2 million reported in the previous six months.

●	Noninterest expense remained well controlled, decreasing by 0.8 percent to $24.1 million from $24.3 million in the prior-year period.

Earnings Highlights	Three Months Ended			Six Months Ended
($ in thousands, except per share & ratios)	Jun. 2026	Jun. 2025	% Change	Jun. 2026	Jun. 2025	% Change
Operating revenue	$17,941	$17,176	4.5%	$35,365	$32,562	8.6%
Interest income	19,820	18,467	7.3%	39,127	35,839	9.2%
Interest expense	6,866	6,339	8.3%	13,461	12,432	8.3%
Net interest income	12,954	12,128	6.8%	25,666	23,407	9.7%
Provision for credit losses	299	597	49.9%	513	984	-47.9%
Noninterest income	4,987	5,048	-1.2%	9,699	9,155	5.9%
Noninterest expense	12,137	11,852	2.4%	24,066	24,262	-0.8%
Net income	4,497	3,852	16.7%	8,793	6,010	46.3%
Adjusted Earnings per diluted share	0.73	0.58	25.9%	1.36	1.00	36.0%
Earnings per diluted share	0.72	0.60	20.0%	1.41	0.93	51.6%
Adjusted Return on Avg. Assets	1.13%	1.00%	13.0%	1.07%	0.85%	25.9%
Return on average assets	1.12%	1.03%	8.7%	1.11%	0.82%	35.4%
Adjusted Return on Avg. Equity	12.55%	11.29%	11.2%	11.81%	10.54%	12.0%
Return on average equity	12.44%	11.67%	6.6%	12.24%	9.19%	33.2%

“Net income for the second quarter of 2026 was $4.5 million, a 16.7 percent increase from the prior-year quarter, with GAAP DEPS of $0.72, an improvement of 20.0 percent from the prior-year quarter,” said Mark A. Klein, Chairman, President, and Chief Executive Officer. “This marks our 62nd consecutive quarter of profitability and reflects the continued benefits of not only our expanded balance sheet scale, but also the sustained, robust performance of our diversified community banking and fee-based business lines.”

RESULTS OF OPERATIONS

In the second quarter of 2026, total operating revenue increased to $17.9 million, 4.5 percent improvement from $17.2 million in the prior-year quarter and 3.0 percent from $17.4 million in the linked quarter. The year-over-year increase was driven by higher net interest income, which was partially offset by a modest reduction in noninterest income due to lower net mortgage servicing fees. Net interest income for the quarter totaled $13.0 million, compared with $12.1 million in the prior-year period and $12.7 million in the linked quarter. The year-over-year expansion was driven by a rise in interest income on loans, which climbed to $17.5 million. Total interest expense increased to $6.9 million, up 8.3 percent from $6.3 million in the prior-year quarter, as slightly higher deposit costs were partially offset by lower costs across other funding sources. As a result, net interest margin decreased approximately 5 basis points from 3.48 percent in the prior-year quarter to 3.43 percent.

Total loans increased $94.8 million from the prior-year quarter and $8.4 million from the linked quarter. Total deposits at quarter end increased $141.3 million, or 11.3 percent, to $1.39 billion, supported by stable core deposit relationships and continued customer deposit gathering activities across the Company’s markets. Overall results for the quarter reflected continued balance sheet discipline, stable credit performance, and the benefit of a diversified revenue business model.

Mortgage Loan Business

Net mortgage banking revenue for the quarter reached $1.9 million, a decrease of $236,000 from the prior-year quarter. Loan servicing fees added $934,000 to revenue, reflecting an increase of $30,000 from the prior-year quarter. The OMSR net valuation adjustment for the second quarter of 2026 was a negative $54,000, compared with a recapture of $159,000 in the second quarter of 2025.

Mortgage Banking
($ in thousands)	Jun. 2026	Mar. 2026	Dec. 2025	Sep. 2025	Jun. 2025	Prior Year Growth
Mortgage originations	$79,346	$65,768	$72,398	$67,609	$97,901	$(18,555)
Mortgage sales	70,253	53,420	70,361	66,408	74,313	(4,060)
Mortgage servicing portfolio	1,504,657	1,482,052	1,479,982	1,470,360	1,456,374	48,283
Mortgage servicing rights	15,953	15,728	15,254	15,347	15,458	495

Revenue
Loan servicing fees	934	928	928	914	904	30
OMSR amortization	(497)	(529)	(572)	(455)	(469)	(28)
Net administrative fees	437	399	356	459	435	2
OMSR valuation adjustment	(54)	452	(157)	(301)	159	(213)
Net loan servicing fees	383	851	199	158	594	(211)
Gain on sale of mortgages	1,541	978	1,272	1,328	1,566	(25)
Mortgage banking revenue, net	$1,924	$1,829	$1,471	$1,486	$2,160	$(236)

Noninterest Income and Noninterest Expense

“Noninterest income for the second quarter of 2026 reached $5.0 million, proving highly resilient compared to the prior-year base of $5.0 million,” Mr. Klein noted. “Our wealth management fees improved to $955,000, from $859,000 a year ago, while title insurance contributed $577,000 to total revenue, illustrating the strength of our team's cross-functional internal referral strategies.”

Noninterest Income/Noninterest Expense
($ in thousands, except ratios)	Jun. 2026	Mar. 2026	Dec. 2025	Sep. 2025	Jun. 2025	Prior Year Growth
Noninterest Income (NII)	$4,987	$4,712	$3,708	$4,244	$5,048	$(61)
NII / Total Revenue	27.8%	27.0%	22.6%	25.6%	29.4%	-1.6%
NII / Average Assets	1.2%	1.2%	1.0%	1.1%	1.4%	-0.2%
Total Revenue Growth	4.5%	13.3%	6.3%	15.9%	22.3%	-17.8%

Noninterest Expense (NIE)	$12,137	$11,929	$11,239	$11,498	$11,852	$285
Efficiency Ratio	67.3%	68.1%	68.1%	69.0%	68.9%	-1.6%
NIE / Average Assets	3.0%	3.1%	2.9%	3.0%	3.2%	-0.2%
Net Noninterest Expense/Avg. Assets	-1.8%	-1.9%	-1.9%	-1.9%	-1.8%	0.0%
Total Expense Growth	2.4%	-3.9%	2.1%	4.5%	11.1%	-8.7%

Noninterest expense for the second quarter of 2026 rose 2.4 percent to $12.1 million from $11.9 million in the prior-year quarter, predominantly driven by an increase of $410,000 in salaries and employee benefits, which totaled $7.0 million, to support revenue-producing lenders. This increase was heavily mitigated by lower data-processing expenses, which decreased to $693,000 from $888,000 in the prior-year quarter as previous merger-related and systems-integration costs fully wound down. “Our core efficiency ratio for the second quarter of 2026 improved to 67.32 percent, compared to 68.90 percent in the second quarter of 2025 and 68.12 percent in the linked quarter,” stated Mr. Klein. “This positive operating leverage reflects our disciplined approach to managing overhead while proactively funding expansion in our growth markets.”

Balance Sheet

As of June 30, 2026, SB Financial reported total assets of $1.62 billion, representing an increase of $74.7 million from December 31, 2025, and $133.8 million, or 9.0 percent, from June 30, 2025. The year-over-year asset growth was primarily driven by steady organic loan generation across commercial and agricultural lines. Cash and due from banks increased by $58.7 million from the prior-year period to $138.2 million, supported by sustained deposit gathering and investment portfolio cash flows. Key balance-sheet metrics for the quarter included a loan-to-deposit ratio of 85.51 percent and a loan-to-asset ratio of 73.43 percent, both of which remained well-aligned with target operating bands.

Total deposits at quarter end reached $1.39 billion, an increase of $141.3 million, or 11.3 percent, from the prior-year quarter, driven by strong client retention and expanded commercial deposit relationships. Noninterest-bearing demand deposits totaled $258.6 million, accounting for 18.6 percent of the total deposit portfolio. Shareholders’ equity finished the period at $146.7 million, representing an increase of $13.1 million, or 9.8 percent, from the prior-year period.

During the second quarter, SB Financial repurchased approximately 28,000 shares, roughly flat compared to the linked quarter, reflecting a measured approach to capital allocation and ongoing evaluation of market dynamics and corporate priorities during the period. The Company remains committed to a prudent capital allocation strategy, supporting shareholder returns through dividends and share buybacks while preserving the financial flexibility to fund organic expansion, strategic initiatives, and capital stability.

“As we enter the second half of 2026, we are operating from a strong fundamental foundation characterized by top-tier capital ratios, exceptional credit quality, and a resilient core deposit franchise,” stated Mr. Klein. “Our consistent organic loan expansion highlights our strong client relationship model and localized lending expertise, while our robust reserve coverage and near-zero delinquency levels reflect our disciplined approach to credit administration. Supported by our diverse fee-generating businesses and careful expense management, we are well-positioned to maintain positive operating leverage and drive long-term value for our shareholders.”

Loan Balances

($ in thousands, except ratios)	Jun. 2026	Mar. 2026	Dec. 2025	Sep. 2025	Jun. 2025	Annual Growth
Commercial	$111,128	$112,226	$113,878	$117,581	$118,984	$(7,856)
% of Total	9.3%	9.5%	9.6%	10.6%	10.9%	-6.6%
Commercial RE	611,274	601,556	596,983	535,307	525,671	85,603
% of Total	51.4%	50.9%	50.6%	48.2%	48.0%	16.3%
Agriculture	81,341	78,569	76,514	65,150	60,924	20,417
% of Total	6.8%	6.7%	6.5%	5.9%	5.6%	33.5%
Residential RE	295,481	299,741	304,741	309,140	310,126	(14,645)
% of Total	24.8%	25.4%	25.8%	27.8%	28.3%	-4.7%
Consumer & Other	90,335	89,043	88,475	83,367	79,014	11,321
% of Total	7.6%	7.5%	7.5%	7.5%	7.2%	14.3%
Total Loans	$1,189,559	$1,181,135	$1,180,591	$1,110,545	$1,094,719	$94,840
Total Growth Percentage						8.7%

Deposit Balances

($ in thousands, except ratios)	Jun. 2026	Mar. 2026	Dec. 2025	Sep. 2025	Jun. 2025	Annual Growth
Non-Int DDA	$258,576	$248,239	$254,063	$246,725	$241,245	$17,331
% of Total	18.6%	18.1%	19.4%	19.5%	19.3%	7.2%
Interest DDA	206,593	215,594	202,501	194,420	205,581	1,012
% of Total	14.9%	15.7%	15.5%	15.4%	16.4%	0.5%
Savings	325,675	333,662	296,484	290,111	282,311	43,364
% of Total	23.4%	24.3%	22.7%	23.0%	22.6%	15.4%
Money Market	315,363	300,028	280,896	261,953	249,536	65,827
% of Total	22.7%	21.9%	21.5%	20.7%	20.0%	26.4%
Time Deposits	284,940	274,300	273,300	269,313	271,149	13,791
% of Total	20.5%	20.0%	20.9%	21.3%	21.7%	5.1%
Total Deposits	$1,391,147	$1,371,823	$1,307,244	$1,262,522	$1,249,822	$141,325
Total Growth Percentage						11.3%

Asset Quality

As of June 30, 2026, SB Financial continued to report strong asset quality metrics. Nonperforming assets totaled $4.4 million, representing 0.27 percent of total assets, reflecting a decrease of $1.8 million from $6.2 million (0.41 percent of total assets) in the prior-year quarter. Within total nonperforming assets, nonaccruing loans declined to $3.5 million, while foreclosed properties and other assets stood at $936,000. The allowance for credit losses remained strong at 1.38 percent of total loans, providing coverage of 470.2 percent of nonperforming loans. This reserve level represents an improvement from the prior-year period, reflecting the Company’s disciplined credit risk framework. Annualized net loan charge-offs to average loans remained very low at 6 basis points, compared to 1 basis point in the linked quarter and 2 basis points in the prior-year quarter, with gross charge-offs totaling $196,000. Collectively, these metrics underscore SB Financial's continued focus on disciplined underwriting and effective credit administration.

“Our credit results for the second quarter continue to demonstrate excellent stability across the loan portfolio and steady progress in resolving nonperforming assets,” said Mr. Klein. “With nonperforming assets declining compared to the linked quarter and our allowance for credit losses providing coverage of nonperforming loans, our reserve position remains highly conservative. We remain committed to diligent underwriting and proactive risk management to protect the balance sheet as we support measured loan expansion across our markets.”

Nonperforming Assets	Reconcile to 10-Q					Annual
($ in thousands, except ratios)	Jun. 2026	Mar. 2026	Dec. 2025	Sep. 2025	Jun. 2025	Change
Commercial & Agriculture	$1,304	$1,359	$2,256	$2,243	$3,306	$(2,002)
% of Total Com./Ag. loans	0.68%	0.71%	1.18%	1.23%	1.84%	-60.6%
Commercial RE	339	668	771	778	784	(445)
% of Total CRE loans	0.06%	0.11%	0.13%	0.15%	0.15%	-56.8%
Residential RE	1,476	1,439	1,322	1,400	1,585	(109)
% of Total Res. RE loans	0.50%	0.48%	0.43%	0.45%	0.51%	-6.9%
Consumer & Other	367	233	230	195	197	170
% of Total Con./Oth. loans	0.41%	0.26%	0.26%	0.23%	0.25%	86.3%
Total Nonaccruing Loans	3,486	3,699	4,579	4,616	5,872	(2,386)
% of Total loans	0.29%	0.31%	0.39%	0.42%	0.54%	-40.6%
Foreclosed Assets and Other Assets	936	974	104	237	284	652
Total Change (%)						N/M
Total Nonperforming Assets	$4,422	$4,673	$4,683	$4,853	$6,156	$(1,734)
% of Total assets	0.27%	0.29%	0.30%	0.32%	0.41%	-28.17%

Webcast and Conference Call

The Company will hold the second quarter 2026 earnings conference call and webcast on July 24, 2026, at 11:00 a.m. EST. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 27 offices: 25 in eleven Ohio counties and two in Northeast, Indiana, and 27 ATMs. State Bank has four Residential loan production offices located throughout Ohio and Indiana. Peak Title provides title insurance and title opinions throughout the Tri-State and Kentucky. SB Financial’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in which SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the OMSR valuation adjustment and any gain on sale of assets from net income to report a non-GAAP adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	June	March	December	September	June
($ in thousands)	2026	2026	2025	2025	2025

ASSETS
Cash and due from banks	$138,152	$126,293	$71,543	$85,025	$79,463
Interest bearing time deposits	2,455	1,965	1,140	2,025	1,565
Available-for-sale securities	179,026	183,626	188,626	193,190	195,955
Loans held for sale	7,438	7,203	1,761	4,736	12,774
Loans, net of unearned income	1,189,559	1,181,135	1,180,591	1,110,545	1,094,719
Allowance for credit losses	(16,395)	(16,388)	(16,114)	(15,943)	(15,645)
Premises and equipment, net	21,088	21,295	21,688	21,764	21,857
Federal Reserve and FHLB Stock, at cost	5,502	5,463	5,610	5,466	5,466
Foreclosed assets	936	974	104	237	284
Interest receivable	5,455	5,499	5,490	5,455	5,299
Goodwill	27,158	27,158	27,158	27,158	27,158
Cash value of life insurance	32,354	32,401	32,208	32,004	31,060
Mortgage servicing rights	15,953	15,728	15,254	15,347	15,458
Other assets	11,383	12,246	10,308	9,254	10,888
Total assets	$1,620,064	$1,604,598	$1,545,367	$1,496,263	$1,486,301

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non interest bearing demand	$258,576	$248,239	$254,063	$246,725	$241,245
Interest bearing demand	206,593	215,594	202,501	194,420	205,581
Savings	325,675	333,662	296,484	290,111	282,311
Money market	315,363	300,028	280,896	261,953	249,536
Time deposits	284,940	274,300	273,300	269,313	271,149
Total deposits	1,391,147	1,371,823	1,307,244	1,262,522	1,249,822

Short-term borrowings	6,732	9,433	9,230	10,976	15,640
Federal Home Loan Bank advances	22,500	27,500	35,000	35,000	35,000
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Subordinated debt net of issuance costs	19,763	19,751	19,739	19,726	19,715
Interest payable	2,470	2,553	2,460	2,739	2,258
Other liabilities	20,402	19,573	20,148	18,051	19,908
Total liabilities	1,473,324	1,460,943	1,404,131	1,359,324	1,352,653

Shareholders' Equity
Common stock	61,319	61,319	61,319	61,319	61,319
Additional paid-in capital	15,275	15,065	15,160	15,086	15,139
Retained earnings	133,125	129,631	126,311	123,370	120,273
Accumulated other comprehensive loss	(21,854)	(21,861)	(21,481)	(23,412)	(25,492)
Treasury stock	(41,125)	(40,499)	(40,073)	(39,424)	(37,591)
Total shareholders' equity	146,740	143,655	141,236	136,939	133,648

Total liabilities and shareholders' equity	$1,620,064	$1,604,598	$1,545,367	$1,496,263	$1,486,301

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	At and for the Three Months Ended					Six Months Ended
	June	March	December	September	June	June	June
($ in thousands, except per share & ratios)	2026	2026	2025	2025	2025	2026	2025
Interest income
Loans
Taxable	$17,498	$17,246	$17,234	$16,449	$16,059	$34,744	$31,303
Tax exempt	98	99	107	117	116	197	231
Securities
Taxable	1,006	1,029	1,096	1,097	1,133	2,035	2,302
Tax exempt	36	36	36	35	35	72	73
Other interest income	1,182	897	799	1,111	1,124	2,079	1,930
Total interest income	19,820	19,307	19,272	18,809	18,467	39,127	35,839

Interest expense
Deposits	6,237	5,957	5,820	5,721	5,597	12,194	10,949
Repurchase agreements & other	7	14	22	28	21	21	45
Federal Home Loan Bank advances	234	285	370	369	366	519	728
Trust preferred securities	145	144	154	162	161	289	321
Subordinated debt	243	195	194	195	194	438	389
Total interest expense	6,866	6,595	6,560	6,475	6,339	13,461	12,432

Net interest income	12,954	12,712	12,712	12,334	12,128	25,666	23,407

Provision for credit losses	299	214	198	124	597	513	984

Net interest income after provision
for credit losses	12,655	12,498	12,514	12,210	11,531	25,153	22,423

Noninterest income
Wealth management fees	955	941	900	912	859	1,896	1,723
Customer service fees	917	910	892	887	886	1,827	1,765
Gain on sale of mtg. loans & OMSR	1,541	978	1,272	1,328	1,566	2,519	2,415
Mortgage loan servicing fees, net	383	851	199	158	594	1,234	1,205
Gain on sale of non-mortgage loans	62	144	38	8	82	206	97
Title insurance revenue	577	485	525	544	582	1,062	979
Gain (loss) on sale of assets	(9)	8	-	-	-	(1)	-
Other	561	395	(118)	407	479	956	971
Total noninterest income	4,987	4,712	3,708	4,244	5,048	9,699	9,155

Noninterest expense
Salaries and employee benefits	7,005	6,096	6,047	6,198	6,595	13,101	12,832
Net occupancy expense	802	882	822	801	793	1,684	1,686
Equipment expense	1,226	1,244	1,154	1,188	1,121	2,470	2,193
Data processing fees	693	726	790	723	888	1,419	2,327
Professional fees	844	1,016	805	863	892	1,860	1,926
Marketing expense	255	277	122	174	190	532	355
Telephone and communication expense	126	118	124	123	125	244	264
Postage and delivery expense	146	187	140	157	107	333	244
State, local and other taxes	221	288	331	268	268	509	492
Employee expense	177	184	158	255	176	361	350
Other expenses	642	911	746	748	697	1,553	1,593
Total noninterest expense	12,137	11,929	11,239	11,498	11,852	24,066	24,262

Income before income tax expense	5,505	5,281	4,983	4,956	4,727	10,786	7,316

Income tax expense	1,008	985	1,065	910	875	1,993	1,306
Net income	$4,497	$4,296	$3,918	$4,046	$3,852	$8,793	$6,010

Common share data:
Basic earnings per common share	$0.72	$0.69	$0.63	$0.64	$0.60	$1.41	$0.93

Diluted earnings per common share	$0.72	$0.69	$0.63	$0.64	$0.60	$1.41	$0.93

Average shares outstanding (in thousands):
Basic:	6,205	6,230	6,252	6,297	6,448	6,218	6,464
Diluted:	6,220	6,243	6,266	6,311	6,459	6,233	6,483

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

	At and for the Three Months Ended					Six Months Ended
($ in thousands, except per share & ratios)	June	March	December	September	June	June	June
SUMMARY OF OPERATIONS	2026	2026	2025	2025	2025	2026	2025

Net interest income	$12,954	$12,712	$12,712	$12,334	$12,128	$25,666	$23,407
Tax-equivalent adjustment	36	36	38	40	40	72	81
Tax-equivalent net interest income	12,990	12,748	12,750	12,374	12,168	25,738	23,488
Provision for credit loss	299	214	198	124	597	513	984
Noninterest income	4,987	4,712	3,708	4,244	5,048	9,699	9,155
Total operating revenue	17,941	17,424	16,420	16,578	17,176	35,365	32,562
Noninterest expense	12,137	11,929	11,239	11,498	11,852	24,066	24,262
Pre-tax pre-provision income	5,804	5,495	5,181	5,080	5,324	11,299	8,300
Net income	4,497	4,296	3,918	4,046	3,852	8,793	6,010

PER SHARE INFORMATION:
Basic earnings per share (EPS)	0.72	0.69	0.63	0.64	0.60	1.41	0.93
Diluted earnings per share	0.72	0.69	0.63	0.64	0.60	1.41	0.93
Common dividends	0.160	0.155	0.155	0.150	0.150	0.315	0.295
Book value per common share	23.70	23.10	22.65	21.85	21.02	23.70	21.02
Tangible book value per common share (TBV)	19.04	18.45	18.00	17.21	16.44	19.04	16.44
Market price per common share	25.27	21.00	22.27	19.29	19.10	25.27	19.10
Market price to TBV	132.7%	113.8%	123.7%	112.1%	116.2%	132.7%	116.2%
Market price to trailing 12 month EPS	9.4	8.2	10.1	9.1	10.4	9.4	10.4

PERFORMANCE RATIOS:
Return on average assets (ROAA)	1.12%	1.10%	1.01%	1.07%	1.03%	1.11%	0.82%
Pre-tax pre-provision ROAA	1.45%	1.41%	1.34%	1.34%	1.42%	1.52%	1.21%
Return on average equity (ROE)	12.44%	12.04%	11.08%	12.08%	11.67%	12.24%	9.19%
Return on average tangible equity	15.53%	15.06%	13.97%	15.47%	14.97%	15.30%	11.64%
Efficiency ratio	67.32%	68.12%	68.09%	69.00%	68.90%	67.72%	74.14%
Earning asset yield	5.26%	5.29%	5.32%	5.31%	5.29%	5.26%	5.25%
Cost of interest bearing liabilities	2.34%	2.31%	2.34%	2.33%	2.33%	2.31%	2.30%
Net interest margin	3.43%	3.48%	3.51%	3.48%	3.48%	3.45%	3.43%
Tax equivalent effect	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%
Net interest margin, tax equivalent	3.44%	3.49%	3.52%	3.50%	3.49%	3.46%	3.44%
Non interest income/Average assets	1.24%	1.21%	0.96%	1.12%	1.35%	1.23%	1.25%
Non interest expense/Average assets	3.03%	3.06%	2.90%	3.04%	3.17%	3.04%	3.31%
Net noninterest expense/Average assets	-1.78%	-1.85%	-1.94%	-1.92%	-1.82%	-1.82%	-2.06%

ASSET QUALITY RATIOS:
Gross charge-offs	196	33	133	11	49	229	135
Recoveries	3	8	3	9	3	10	5
Net charge-offs	193	25	130	2	46	219	130
Nonperforming loans/Total loans	0.29%	0.31%	0.39%	0.42%	0.54%	0.29%	0.54%
Nonperforming assets/Loans & OREO	0.37%	0.40%	0.40%	0.44%	0.56%	0.37%	0.56%
Nonperforming assets/Total assets	0.27%	0.29%	0.30%	0.32%	0.41%	0.27%	0.41%
Allowance for credit loss/Nonperforming loans	470.31%	443.04%	351.91%	345.39%	266.43%	470.31%	266.43%
Allowance for credit loss/Total loans	1.38%	1.39%	1.36%	1.44%	1.43%	1.38%	1.43%
Net loan charge-offs/Average loans (ann.)	0.06%	0.01%	0.04%	0.00%	0.02%	0.04%	0.02%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	85.51%	86.10%	90.31%	87.96%	87.59%	85.51%	87.59%
Equity/ Assets	9.06%	8.95%	9.14%	9.15%	8.99%	9.06%	8.99%
Tangible equity/Tangible assets	7.41%	7.28%	7.40%	7.35%	7.17%	7.41%	7.17%
Common equity tier 1 ratio (Bank)	12.37%	12.11%	11.78%	12.48%	12.53%	12.37%	12.53%

END OF PERIOD BALANCES
Total assets	1,620,064	1,604,598	1,545,367	1,496,263	1,486,301	1,620,064	1,486,301
Total loans	1,189,559	1,181,135	1,180,591	1,110,545	1,094,719	1,189,559	1,094,719
Deposits	1,391,147	1,371,823	1,307,244	1,262,522	1,249,822	1,391,147	1,249,822
Shareholders equity	146,740	143,655	141,236	136,939	133,648	146,740	133,648
Goodwill and intangibles	28,870	28,929	28,989	29,048	29,107	28,870	29,107
Tangible equity	117,870	114,726	112,247	107,891	104,541	117,870	104,541
Mortgage servicing portfolio	1,504,657	1,482,052	1,479,982	1,470,360	1,456,374	1,504,657	1,456,374
Wealth/Brokerage assets under care	585,919	556,930	566,004	563,036	536,836	585,919	536,836
Total assets under care	3,710,640	3,643,580	3,591,353	3,529,659	3,479,511	3,710,640	3,479,511
Full-time equivalent employees	258	258	252	253	256	258	256
Period end common shares outstanding	6,191	6,219	6,236	6,268	6,359	6,191	6,359
Market capitalization (all)	156,436	130,597	138,883	120,907	121,453	156,436	121,453

AVERAGE BALANCES
Total assets	1,608,355	1,579,781	1,536,215	1,502,389	1,498,756	1,594,416	1,479,613
Total earning assets	1,512,017	1,479,667	1,436,207	1,404,330	1,399,485	1,498,829	1,377,780
Total loans	1,193,207	1,186,225	1,158,567	1,104,175	1,094,199	1,184,307	1,085,313
Deposits	1,381,439	1,347,351	1,299,512	1,270,783	1,270,798	1,364,852	1,249,885
Shareholders equity	145,034	144,659	140,315	132,866	132,353	144,816	131,849
Goodwill and intangibles	28,899	28,959	29,027	29,077	29,116	28,929	27,742
Tangible equity	116,135	115,700	111,288	103,789	103,237	115,887	104,107
Average basic shares outstanding	6,205	6,230	6,252	6,297	6,448	6,218	6,464
Average diluted shares outstanding	6,220	6,243	6,266	6,311	6,459	6,233	6,483

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

For the Three & Six Months Ended Jun. 30, 2026 and 2025

	Three Months Ended Jun. 30, 2026			Three Months Ended Jun. 30, 2025
	Average		Average	Average		Average
($ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities	$182,269	$1,006	2.21%	$198,558	$1,133	2.29%
Overnight Cash	131,774	1,182	3.60%	101,964	1,124	4.42%
Nontaxable securities	4,767	36	3.03%	4,764	35	2.95%
Loans, net	1,193,207	17,596	5.91%	1,094,199	16,176	5.93%
Total earning assets	1,512,017	19,820	5.26%	1,399,485	18,468	5.29%

Cash on hand	5,464			4,951
Allowance for loan losses	(16,460)			(15,483)
Premises and equipment	21,245			21,719
Other assets	86,089			88,084
Total assets	$1,608,355			$1,498,756

Liabilities
Savings, MMDA and interest bearing demand	$836,830	$3,949	1.89%	$740,677	$3,223	1.75%
Time deposits	279,469	2,288	3.28%	276,376	2,374	3.45%
Repurchase agreements & other	7,357	7	0.38%	10,518	21	0.80%
Advances from Federal Home Loan Bank	22,995	234	4.08%	35,000	366	4.19%
Trust preferred securities	10,310	145	5.64%	10,310	161	6.26%
Subordinated debt	19,755	243	4.93%	19,707	194	3.95%
Total interest bearing liabilities	1,176,716	6,866	2.34%	1,092,588	6,339	2.33%

Non interest bearing demand	265,140	-		253,745	-
Total funding	1,441,856		1.91%	1,346,333		1.89%
Other liabilities	21,465			20,070
Total liabilities	1,463,321			1,366,403
Equity	145,034			132,353
Total liabilities and equity	$1,608,355			$1,498,756

Net interest income		$12,954			$12,129

Net interest income as a percent of average interest-earning assets - GAAP measure			3.44%			3.48%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.44%			3.49%

	Six Months Ended Jun. 30, 2026			Six Months Ended Jun. 30, 2025
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities	$185,421	$2,035	2.21%	$200,968	$2,302	2.31%
Overnight Cash	124,334	2,079	3.37%	86,379	1,930	4.51%
Nontaxable securities	4,767	72	3.05%	5,120	73	2.88%
Loans, net	1,184,307	34,941	5.95%	1,085,313	31,535	5.86%
Total earning assets	1,498,829	39,127	5.26%	1,377,780	35,840	5.25%

Cash on hand	5,436			4,796
Allowance for loan losses	(16,339)			(15,361)
Premises and equipment	21,369			21,403
Other assets	85,121			90,995
Total assets	$1,594,416			$1,479,613

Liabilities
Savings, MMDA and interest bearing demand	$825,713	$7,646	1.87%	$725,729	$6,182	1.72%
Time deposits	276,666	4,548	3.31%	276,315	4,767	3.48%
Repurchase agreements & Other	8,673	21	0.49%	11,805	45	0.77%
Advances from Federal Home Loan Bank	25,566	519	4.09%	35,022	728	4.19%
Trust preferred securities	19,749	289	2.95%	19,701	321	3.29%
Subordinated debt	19,713	438	4.48%	19,665	389	3.99%
Total interest bearing liabilities	1,176,080	13,461	2.31%	1,088,237	12,432	2.30%

Non interest bearing demand	262,473		1.89%	247,841		1.88%
Total funding	1,438,553			1,336,078

Other liabilities	11,047			11,686
Total liabilities	1,449,600			1,347,764
Equity	144,816			131,849
Total liabilities and equity	$1,594,416			$1,479,613

Net interest income		$25,666			$23,408

Net interest income as a percent of average interest-earning assets - GAAP measure			3.45%			3.43%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.46%			3.44%

Non-GAAP reconciliation	Three Months Ended		Six Months Ended
($ in thousands, except per share & ratios)	Jun. 30, 2026	Jun. 30, 2025	Jun. 30, 2026	Jun. 30, 2025

Total Operating Revenue	$17,941	$17,176	$35,365	$32,562
Adjustment to (deduct)/add OMSR recapture/impairment *	54	(159)	(398)	(170)
Adjusted Total Operating Revenue	17,995	17,017	34,967	32,392

Total Operating Expense	12,137	11,852	24,066	24,262
Adjustment for merger expenses	-	-	-	(726)
Adjusted Total Operating Expense	12,137	11,852	24,066	23,536

Income before Income Taxes	5,505	4,727	10,786	7,316
Adjustment for OMSR*/Merger Expenses	54	(159)	(398)	556
Adjusted Income before Income Taxes	5,559	4,568	10,388	7,872

Provision for Income Taxes	1,008	875	1,993	1,306
Adjustment for OMSR/Merger Expenses **	11	(33)	(84)	117
Adjusted Provision for Income Taxes	1,019	842	1,909	1,423

Net Income	4,497	3,852	8,793	6,010
Adjustment for OMSR*/Merger Expenses	43	(126)	(314)	439
Adjusted Net Income	4,540	3,726	8,479	6,449

Diluted Earnings per Share	0.72	0.60	1.41	0.93
Adjustment for OMSR*/Merger Expenses	0.01	(0.02)	(0.05)	0.07
Adjusted Diluted Earnings per Share	$0.73	$0.58	$1.36	$0.99

Return on Average Assets	1.12%	1.03%	1.11%	0.82%
Adjustment for OMSR*/Merger Expenses	0.01%	-0.03%	-0.04%	0.03%
Adjusted Return on Average Assets	1.13%	1.00%	1.07%	0.85%

*	valuation adjustment to the Company's mortgage servicing rights

**	tax effect is calculated using a 21% statutory federal corporate income tax rate